SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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________________________________Omega Healthcare Investors, Inc.____________________________
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_______________________________________________________________________________________
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OMEGA HEALTHCARE INVESTORS, INC.
9690 Deereco Road, Suite 100
Timonium, Maryland 21093
(410) 427-1700
_______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 25, 2006
________________

To our Stockholders:

The Annual Meeting of Stockholders of Omega Healthcare Investors, Inc. (“Omega”) will be held at the Holiday Inn Select, Baltimore-North, 2004 Greenspring Drive, Timonium, Maryland on Thursday, May 25, 2006, at 10:00 A.M. EDT, for the following purposes:

1. To elect two members to the Board of Directors;

2. To ratify the selection of Ernst & Young LLP as our independent auditor for the fiscal year 2006; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The nominees for election as directors are Thomas F. Franke and Bernard J. Korman, each of whom presently serves as a director of Omega.

The Board of Directors has fixed the close of business on April 21, 2006 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting or any adjournments thereof.

We encourage you to attend the meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card FOR the election of directors. Please sign, date and return the proxy card promptly in the enclosed envelope. If you attend the meeting, you may vote in person even if you previously have mailed a proxy card.

By order of Omega’s Board of Directors,

C. Taylor Pickett
Chief Executive Officer

April 24, 2006
Timonium, Maryland

YOUR VOTE IS IMPORTANT. Please sign, date and mail the proxy card promptly in the enclosed envelope whether or not you plan to attend the meeting. It is important that you return the proxy card promptly whether or not you plan to attend the meeting, so that your shares are properly voted.

If you hold shares through a broker, bank or other nominee (in "street name"), you may also have the ability to vote by telephone or the Internet in accordance with instructions that will be included with this mailing. In either event, we urge you to vote promptly.

OMEGA HEALTHCARE INVESTORS, INC.

9690 Deereco Road, Suite 100
Timonium, Maryland 21093
(410) 427-1700

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
May 25, 2006

The accompanying proxy is solicited by the Board of Directors to be voted at the Annual Meeting of Stockholders to be held at the Holiday Inn Select, Baltimore-North, 2004 Greenspring Drive, Timonium, Maryland at 10:00 A.M. EDT on Thursday, May 25, 2006, and any adjournments of the meeting. It is anticipated that this proxy material will be mailed on or about April 27, 2006, to our common stockholders of record on April 21, 2006.

A copy of our Annual Report for the year ended December 31, 2005, including financial statements, is enclosed.

A stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with our Secretary (i) a signed instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. A proxy also may be revoked if the person executing the proxy is present at the meeting and elects to vote in person. If the proxy is not revoked, it will be voted by those named in the proxy.

VOTING SECURITIES

As of April 21, 2006, the record date, there were 57,992,789 of outstanding shares of common stock, par value $.10 per share. Each holder of shares of common stock is entitled to one vote per share on all matters properly brought before the Annual Meeting.

VOTING

The presence at the Annual Meeting of shares representing a majority of the voting power associated with our issued and outstanding common stock will be necessary to establish a quorum for the conduct of business at the Annual Meeting. Under our Bylaws, directors are elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of a majority of the shares of common stock in person or by proxy at the Annual Meeting will be necessary to approve the proposal to ratify our independent auditors. The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote will be necessary to approve all other proposals and matters that may come before the Annual Meeting for stockholder consideration.

Brokers holding shares in “street name” may vote the shares only if the beneficial owner provides instructions on how to vote. Brokers will provide beneficial owners instructions on how to direct the brokers to vote the shares. The New York Stock Exchange treats “for” votes, “against” votes and abstentions as votes cast, but does not treat “broker non-votes” as votes cast. A so-called “broker non-vote” occurs when a broker, holding stock as nominee, does not receive voting instructions from the beneficial owner. With respect to all of the matters to be voted upon at the Annual Meeting, broker non-votes and the decision to withhold authority to vote for any, or all, of the director nominees named above or for the proposal to ratify our independent auditors will have no impact on the outcome of the voting.

As of the record date, our directors and executive officers beneficially owned 1,710,650 shares of our common stock (representing 2.9% of the votes entitled to be cast at the meeting).

There are no rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon pursuant to this proxy statement.

We urge stockholders to vote promptly either by signing, dating and returning the enclosed proxy card in the enclosed envelope, or for stockholders who own their shares in street name through a broker, in accordance with the telephone or internet voting instructions your broker may include with this mailing.

PROPOSAL 1 — ELECTION OF DIRECTORS

Director Nominees and Voting Requirements

There are currently six members of the Board of Directors. Pursuant to our Articles of Incorporation, the directors have been divided into three groups. At this year's Annual Meeting, two directors will be elected by the holders of our common stock to hold office for a term of three years or, in each case, until their respective successors have been duly elected and qualified.

Our Nominating and Corporate Governance Committee of the Board of Directors has nominated Thomas F. Franke and Bernard J. Korman for election as directors.

Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy card intend to vote FOR the election of the nominees named above to hold office for the term indicated above or until their respective successors have been duly elected and qualified.

If any nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless the proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of the proxies. In no event would the proxy be voted for more than two nominees.

Information Regarding Directors

The following information relates to the nominees for election as directors of Omega and the other persons whose terms as directors continue after this meeting. Individuals not standing for election at the Annual Meeting are presented under the heading “Continuing Directors.”

Director Nominees

Directors	Year First Became a Director	Business Experience During Past 5 Years	Term to Expire in

Thomas F. Franke (76)	1992	Mr. Franke is a Director and has served in this capacity since March 31, 1992. Mr. Franke is Chairman and a principal owner of Cambridge Partners, Inc., an owner, developer and manager of multifamily housing in Grand Rapids, Michigan. He is also a principal owner of Laurel Healthcare (a private healthcare firm operating in the United States) and is a principal owner of Abacus Hotels LTD. (a private hotel firm in the United Kingdom). Mr. Franke was a founder and previously a director of Principal Healthcare Finance Limited and Omega Worldwide, Inc.	2009

Bernard J. Korman (74)	1993
Mr. Korman is Chairman of the Board and has served in this capacity since March 8, 2004. He has served as a director since October 19, 1993. Mr. Korman has been Chairman of the Board of Trustees of Philadelphia Health Care Trust, a private healthcare foundation, since December 1995. He was formerly President, Chief Executive Officer and Director of MEDIQ Incorporated (OTC:MDDQP) (health care services) from 1977 to 1995. Mr. Korman is also a director of the following public companies: The New America High Income Fund, Inc. (NYSE:HYB) (financial services), Medical Nutrition USA, Inc. (OTC: MDNU.OB), and NutraMax Products, Inc. (OTC:NUTP) (consumer health care products). Mr. Korman served as Trustee of Kramont Realty Trust (NYSE:KRT) (real estate investment trust from June 2000 until its merger in April, 2005. Mr. Korman also previously served as a director of The Pep Boys, Inc. (NYSE:PBY) and served as its Chairman of the Board from May 28, 2003 until his retirement from such board in September 2004. Mr. Korman was previously a director of Omega Worldwide, Inc.
			2009

Continuing Directors

Directors	Year First Became a Director	Business Experience During Past 5 Years	Term to Expire in

Harold J. Kloosterman (64)	1992
Mr. Kloosterman is a Director and has served in this capacity since September 1, 1992. Mr. Kloosterman has served as President since 1985 of Cambridge Partners, Inc., a company he formed in 1985. He has been involved in the development and management of commercial, apartment and condominium projects in Grand Rapids and Ann Arbor, Michigan and in the Chicago area. Mr. Kloosterman was formerly a Managing Director of Omega Capital from 1986 to 1992. Mr. Kloosterman has been involved in the acquisition, development and management of commercial and multifamily properties since 1978. He has also been a senior officer of LaSalle Partners, Inc. (now Jones Lang LaSalle).
			2008

C. Taylor Pickett (44)	2002
Mr. Pickett is the Chief Executive Officer of our company and has served in this capacity since June, 2001. Mr. Pickett is also a Director and has served in this capacity since May 30, 2002. Prior to joining our company, Mr. Pickett served as the Executive Vice President and Chief Financial Officer from January 1998 to June 2001 of Integrated Health Services, Inc., a public company specializing in post-acute healthcare services. He also served as Executive Vice President of Mergers and Acquisitions from May 1997 to December 1997 of Integrated Health Services. Prior to his roles as Chief Financial Officer and Executive Vice President of Mergers and Acquisitions, Mr. Pickett served as the President of Symphony Health Services, Inc. from January 1996 to May 1997.
			2008

Edward Lowenthal (61)	1995
Mr. Lowenthal is a Director and has served in this capacity since October 17, 1995. From January 1997 to March 2002, Mr. Lowenthal served as President and Chief Executive Officer of Wellsford Real Properties, Inc. (AMEX:WRP) (a real estate merchant bank), and was President of the predecessor of Wellsford Real Properties, Inc. since 1986. Mr. Lowenthal also serves as a director of WRP, REIS, Inc. (a private provider of real estate market information and valuation technology), Ark Restaurants (Nasdaq:ARKR) (a publicly traded owner and operator of restaurants), American Campus Communities (NYSE:ACC) (a public developer, owner and operator of student housing at the university level), Desarrolladora Homex (NYSE: HXM) (a Mexican homebuilder) and serves as a trustee of the Manhattan School of Music.
			2007

Stephen D. Plavin (46)	2000	Mr. Plavin is a Director and has served in this capacity since July 17, 2000. Mr. Plavin has been Chief Operating Officer of Capital Trust, Inc., (NYSE:CT) a New York City-based mortgage real estate investment trust (“REIT”) and investment management company and has served in this capacity since 1998. In this role, Mr. Plavin is responsible for all of the lending, investing and portfolio management activities of Capital Trust, Inc.	2007

4-5

RECOMMENDATION

The Board of Directors unanimously recommends a vote FOR the election of Messrs. Franke and Korman.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our capital stock as of March 31, 2006 for:

•	each of our directors and the named executive officers appearing in the table under "Executive Compensation —Compensation of Executive Officers;" and

•	all persons known to us to be the beneficial owner of more than 5% of our outstanding common stock.

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable. The business address of the directors and executive officers is 9690 Deereco Road, Suite 100, Timonium, Maryland 21093.

	Common Stock			Series D Preferred
Beneficial Owner	Number of Shares		Percent of Class(1)	Number of Shares	Percent of Class(11)

C. Taylor Pickett	478,428		0.8%	—	—
Daniel J. Booth	157,487		0.3%	—	—
R. Lee Crabill, Jr.	81,605		0.1%	—	—
Robert O. Stephenson	194,251		0.3%	—	—
Thomas F. Franke	80,230	(2) (3)	0.1%	—	—
Harold J. Kloosterman	91,802	(4) (5)	0.2%	—	—
Bernard J. Korman	559,176	(6)	1.0%	—	—
Edward Lowenthal	37,722	(7)(8)	*	—	—
Stephen D. Plavin	29,949	(9)	*	—	—
Directors and executive officers as a group (9 persons)	1,710,650	(10)	3.0%	—	—
5% Beneficial Owners:

Clarion CRA Securities, LP	6,223,505
___________ * Less than 0.10%

(1)	Based on 57,739,056 shares of our common stock outstanding as of March 31, 2006.

(2)	Includes 47,141 shares owned by a family limited liability company (Franke Family LLC) of which Mr. Franke is a member.

(3)	Includes stock options that are exercisable within 60 days to acquire 4,334 shares.

(4)	Includes shares owned jointly by Mr. Kloosterman and his wife, and 13,269 shares held solely in Mr. Kloosterman's wife’s name.

(5)	Includes stock options that are exercisable within 60 days to acquire 8,666 shares.

(6)	Includes stock options that are exercisable within 60 days to acquire 6,667 shares.

(7)	Includes 1,400 shares owned by his wife through an individual retirement account plan.

(8)	Includes stock options that are exercisable within 60 days to acquire 7,001 shares.

(9)	Includes stock options that are exercisable within 60 days to acquire 13,666 shares.

(10)	Includes stock options that are exercisable within 60 days to acquire 40,334 shares.

(11)	Based on 4,739,500 shares of Series D preferred stock outstanding at March 31, 2006.

DIRECTORS AND OFFICERS OF OUR COMPANY

Board of Directors and Committees of the Board

The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are identified below.

	Audit	Compensation	Investment	Nominating and Corporate
Director	Committee	Committee	Committee	Governance Committee
Thomas F. Franke		XX		X
Harold J. Kloosterman	X	X	XX	XX
Bernard J. Korman *		X	X	X
Edward Lowenthal	X	X		X
C. Taylor Pickett			X
Stephen D. Plavin	XX	X		X

*	Chairman of the Board
XX	Chairman of the Committee
X	Member

The Board of Directors held 11 meetings during 2005. All members of the Board of Directors attended more than 75% of the Board of Directors or Committee meetings held during 2005. Mr. Korman, as Chairman of the Board, presides over any meeting, including regularly scheduled executive sessions of the non-management directors. If Mr. Korman is not present at such a session, the presiding director is chosen by a vote of those present at the session. Except for Mr. Pickett, all of the members of the Board of Directors meet the New York Stock Exchange listing standards for independence. While the Board of Directors has not adopted any categorical standards of independence, in making these independence determinations, the Board of Directors noted that no director other than Mr. Pickett (a) received direct compensation from our company other than director annual retainers and meeting fees, (b) had any relationship with our company or a third party that would preclude independence, or (c) had any business relationship with our company and its management, other than as a director of our company. Each of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the New York Stock Exchange listing standards for independence. While we encourage our directors to attend our Annual Meeting of Stockholders, we currently do not have a formal policy regarding director attendance. One of our directors, Mr. Korman, attended the 2005 Annual Meeting of Stockholders.

Audit Committee

The Audit Committee met six times in 2005. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the financial information to be provided to stockholders and the Securities and Exchange Commission (“SEC”); (ii) the system of internal controls that management has established; and (iii) the external independent audit process. In addition, the Audit Committee selects our company’s independent auditors and provides an avenue for communication between the independent auditors, financial management and the Board of Directors.

Each of the members of the Audit Committee is financially literate, as required of audit committee members by the New York Stock Exchange. The Board has determined that Mr. Plavin is qualified to serve as an “audit committee financial expert” as such term is defined in Item 401 (h) of Regulation S-K promulgated by the SEC. The Board made a qualitative assessment of Mr. Plavin’s level of knowledge and experience based on a number of factors, including his formal education and his experience as Chief Operating Officer of Capital Trust, Inc., a New York City-based mortgage REIT and investment management company, where he is responsible for all lending and portfolio management activities. Mr. Plavin holds an M.B.A. from J.L. Kellogg Graduate School of Management at Northwestern University.

Compensation Committee

The Compensation Committee met one time during 2005 and has responsibility for the compensation of our key management personnel and administration of our 2004 Stock Incentive Plan, our 2000 Stock Incentive Plan and our 1993 Deferred Compensation Plan. The responsibilities of the Compensation Committee are more fully described in its charter, which is available on our website.

Investment Committee

The Investment Committee met six times during 2005 and has responsibility for developing strategies in growing our portfolio.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met one time during 2005 and has responsibility for identifying potential nominees to the Board of Directors and reviewing their qualifications and experience. The process for identifying and evaluating nominees to the Board is initiated by identifying candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm. Nominees for director are selected based on their depth and breadth of experience, industry experience, financial background, integrity, ability to make independent analytical inquiries and willingness to devote adequate time to director duties, among other criteria. The Committee also develops and implements policies and practices relating to corporate governance.

The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees as director. Any such nomination should be submitted to the Nominating and Corporate Governance Committee through our Secretary in accordance with the procedures and time frame described in our Bylaws and as set forth under “Stockholder Proposals” below.

Communicating with the Board of Directors and the Audit Committee

The Board of Directors and our Audit Committee have established procedures to enable anyone who has a concern about Omega’s conduct, or any employee who has a concern about Omega’s accounting, internal controls or auditing matters, to communicate that concern directly to the non-management members of the Board of Directors or the Audit Committee, as applicable. These communications may be confidential or anonymous, and may be submitted in writing or through the Internet. The employees have been provided with direct and anonymous access to each of the members of the Audit Committee. Our company’s Code of Business Conduct prohibits any employee of our company from retaliating or taking adverse action against anyone raising or helping resolve a concern about our company.

Interested stockholders may contact our non-management directors by writing to them at our headquarters: Omega Healthcare Investors, Inc., 9690 Deereco Road, Suite 100, Timonium, Maryland 21093, or by contacting them through our website at www.omegahealthcare.com. Communications addressed to the non-management members of the Board of Directors will be reviewed by our corporate communications liaison, which is our outside legal counsel, and will be directed to the appropriate director or directors for their consideration. The corporate communications liaison may not “filter out” any direct communications from being presented to the non-management members of the Board of Directors and Audit Committee members without instruction from the directors or committee members. The corporate communications liaison is required to maintain a record of all communications received that were addressed to one or more directors, including those determined to be inappropriate communications. Such record will include the name of the addressee, the disposition by the corporate communications liaison and, in the case of communications determined to be inappropriate, a brief description of the nature of the communication. The corporate communications liaison is required to provide a copy of any additions to the record upon request of any member of the Board of Directors.

Corporate Governance Materials

The Corporate Governance Guidelines, Code of Business Conduct and the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available free of charge through our website at www.omegahealthcare.com and are available in print to any shareholder who requests them.

Compensation of Directors

For the year ended December 31, 2005, each non-employee director received a cash payment equal to $20,000 per year, payable in quarterly installments of $5,000. Each non-employee director also received a quarterly grant of shares of common stock equal to the number of shares determined by dividing the sum of $5,000 by the fair market value of the common stock on the date of each quarterly grant, currently set at February 15, May 15, August 15, and November 15. At the director’s option, the quarterly cash payment of director’s fees may be payable in shares of common stock. In addition, each non-employee director was entitled to receive fees equal to $1,500 per meeting for attendance at each regularly scheduled meeting of the Board of Directors. For each teleconference or called special meeting of the Board of Directors, each non-employee director received $1,500 for meeting. The Chairman of the Board received an annual payment of $25,000 for being Chairman and each Committee Chair received an annual payment of $5,000. In addition, we reimbursed the directors for travel expenses incurred in connection with their duties as directors. Employee directors received no compensation for service as directors.

Each non-employee director was awarded options with respect to 10,000 shares at the date the plan was adopted or upon their initial election as a director. Prior to January 1, 2005, each non-employee director was awarded an additional option grant with respect to 1,000 shares on January 1 of each year they served as a director. Effective January 1, 2005, each non-employee director will be awarded restricted stock with respect to 1,000 shares on January 1 of each year they serve as a director. Effective January 1, 2005, the Chairman of the Board will be awarded an additional 2,000 restricted shares on January 1 of each year he serves as Chairman. All grants have been and will be at an exercise price equal to 100% of the fair market value of our common stock on the date of the grant. Non-employee director options and restricted stock vest ratably over a three-year period beginning the date of grant.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee (the “Committee”) administers our 2004 Stock Incentive Plan, our 2000 Stock Incentive Plan and 1993 Deferred Compensation Plan, and has responsibility for other incentive and benefit plans. The Committee determines the compensation of our executive officers and reviews with the Board of Directors all aspects of compensation for our executive officers. The Committee’s function is more fully described in its charter, which the Board of Directors has adopted and a copy of which is available at our website.

Historically, our policy and the guidelines followed by the Committee have been directed toward providing compensation to our executive officers in order to achieve the following objectives:

1)	Assist in attracting and retaining talented and well-qualified executives;

2)	Reward performance and initiative;

3)	Be competitive with other healthcare real estate investment trusts;

4)	Be significantly related to accomplishments and our short-term and long-term successes, particularly measured in terms of growth in funds from operations on a per share basis; and

5)	Encourage executives to achieve meaningful levels of ownership of our stock.

The following is a discussion of each element of our executive compensation:

Annual Base Salary

Our approach to base compensation levels has been to offer competitive salaries in comparison with prevailing market practices. The Committee examined market compensation levels and trends in connection with the issuance of the executive employment contracts during 2004. Additionally, the Committee hired a consulting firm which provided the Committee with executive base salaries of individuals who currently are employed in similar positions in public companies, with emphasis on salaries paid by healthcare real estate investment trusts.

The Committee has evaluated executive officer salary decisions in connection with an annual review and based on input from our Chairman of the Board of Directors and our Chief Executive Officer. In undertaking the annual review, the Committee considered the decision-making responsibilities of each position and the experience, work performance and team-building skills of each incumbent officer. The Committee has viewed work performance as the single most important measurement factor, followed by team-building skills and decision-making responsibilities.

Annual Cash Bonus

Our historical compensation practices have embodied the principle that annual cash bonuses should be based primarily on achieving objectives that enhance long-term stockholder value and that meaningful stock ownership by management, including the grant of stock options or restricted stock in connection with their hiring or contract renewals, is desirable in aligning stockholder and management interests.

The Committee has considered overall company performance and the performance of the specific areas of our company under each incumbent officer’s direct control. It was the Committee’s view that this balance supported the accomplishment of overall objectives and rewarded individual contributions by executive officers. Individual annual bonuses for each named executive have been consistent with market practices for positions with comparable decision-making responsibilities.

In 2005, Mr. Pickett was eligible for an annual cash bonus of up to 100% of his annual base salary and the other executive officers were eligible for a cash bonus of up to 50% of their annual base salaries. The annual contractual bonus excludes any special bonus that may be paid at the discretion of the Board. In determining the amount of the annual cash bonuses, the Committee considered a variety of factors, including sustained levels of recurring Funds from Operations, the successful implementation of asset management initiatives, control of expenses and satisfaction of Omega’s strategic objectives. Considering these factors, the Committee paid each of the senior executives, including Mr. Pickett, an annual cash bonus equal to 100% of such employee’s maximum potential contractual bonus as well as a special bonus.

Restricted Stock Incentives

In 2004, we entered into restricted stock agreements with four executive officers under the Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan. A total of 317,500 shares of restricted stock were granted, which equated to approximately $3.3 million of deferred compensation. The shares vest thirty-three and one-third percent (33 ⅓%) on each of January 1, 2005, January 1, 2006 and January 1, 2007 so long as the executive officer remains employed on the vesting date, with vesting accelerating upon a qualifying termination of employment, upon the occurrence of a change of control (as defined in the restricted stock agreements), death or disability. In addition, we also entered into performance restricted stock unit agreements with our four executive officers. A total of 317,500 performance restricted stock units were granted under the Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan. The performance restricted stock units vest upon our attaining $0.30 per share of common stock per fiscal quarter in “Adjusted Funds from Operations” (as defined in the agreement) for two (2) consecutive quarters. Dividend equivalents (plus an interest factor based on our company’s cost of borrowing) accrue on unvested shares and are paid if the performance restricted stock units vest. Dividend equivalents on vested performance restricted stock units are paid currently. Performance restricted stock units that have not become vested as of December 31, 2007 are forfeited.

In 2005, the Committee did not make any grants under the 2004 Stock Incentive Plan, 2000 Stock Incentive Plan or 1993 Deferred Compensation Plan.

2005 Chief Executive Officer Compensation

In connection with retaining the services of Mr. Pickett to act as our Chief Executive Officer, we entered into an Employment Agreement dated September 1, 2004 with Mr. Pickett. The Committee believes that the terms of the Employment Agreement are consistent with the duties and scope of responsibilities assigned to Mr. Pickett as Chief Executive Officer. In order to align Mr. Pickett’s interests with the long-term interests of Omega, Mr. Pickett’s compensation package includes significant equity-based compensation, including stock options and restricted stock. For a detailed description of the terms of the Employment Agreement, see “Compensation and Severance Agreements - C. Taylor Pickett Employment Agreement” below.

For the fiscal year ended December 31, 2005, the Committee awarded Mr. Pickett an annual cash bonus of $555,000. This bonus was determined by the Committee substantially in accordance with the policies described above relating to all of our executive officers.

Tax Deductibility of Executive Compensation

The SEC requires that this report comment upon our policy with respect to Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a federal income tax deduction for compensation over $1.0 million to any of the named executive officers unless the compensation is paid pursuant to a plan that is performance-related, non-discretionary and has been approved by our stockholders. We did not pay any compensation during 2005 that would be subject to Section 162(m). We believe that, because we qualify as a REIT under the Internal Revenue Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of Section 162(m) will not generally affect our net income, although to the extent that compensation does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, Section 162(m) does not directly govern the Compensation Committee’s compensation policy and practices.

Compensation Committee of the Board of Directors

/s/ Thomas F. Franke
/s/ Harold J. Kloosterman
/s/ Bernard J. Korman
/s/ Edward Lowenthal
/s/ Stephen D. Plavin

Compensation of Executive Officers

The following table sets forth, for the years ended December 31, 2005, 2004 and 2003, the compensation for services in all capacities to us of each person who served as chief executive officer during the year ended December 31, 2005 and the four most highly compensated executive officers serving at December 31, 2005.

Long-Term Compensation
		Annual Compensation			Award(s)		Payouts
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compen-sation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)

C. Taylor Pickett Chief Executive Officer	2005 2004 2003	495,000 480,000 463,500	555,000 600,000 463,500	— — —	— 1,317,500 (1) —	— — —	— — —	6,300 (5) 6,150 (5) 6,000 (5)

Daniel J. Booth Chief Operating Officer	2005 2004 2003	305,000 295,000 283,250	192,500 221,250 141,625	— — —	— 790,500 (2) —	— —	— —	6,300 (5) 6,150 (5) 6,000 (5)

R. Lee Crabill, Jr. Senior Vice President	2005 2004 2003	237,000 230,000 221,450	118,500 172,500 110,750	— — —	— 606,050 (3) —	— — —	— — —	6,300 (5) 6,150 (5) 6,000 (5)

Robert O. Stephenson Chief Financial Officer	2005 2004 2003	245,000 235,000 221,450	162,500 176,250 110,750	— — —	— 632,400 (4) —	— — —	— — —	6,300 (5) 6,150 (5) 6,000 (5)

___________

(1)	Represents a restricted stock award of 125,000 shares of our common stock to Mr. Pickett on September 10, 2004, with one-third of the shares vesting on January 1, 2005, 2006 and 2007 respectively.

(2)	Represents a restricted stock award of 75,000 shares of our common stock to Mr. Booth on September 10, 2004, with one-third of the shares vesting on January 1, 2005, 2006 and 2007 respectively.

(3)	Represents a restricted stock award of 57,500 shares of our common stock to Mr. Crabill on September 10, 2004, with one-third of the shares vesting on January 1, 2005, 2006 and 2007 respectively.

(4)	Represents a restricted stock award of 60,000 shares of our common stock to Mr. Stephenson on September 10, 2004, with one-third of the shares vesting on January 1, 2005, 2006 and 2007 respectively.

(5)	Consists of our contributions to our 401(k) Profit-Sharing Plan.

Compensation and Severance Agreements

C. Taylor Pickett Employment Agreement

We entered into an employment agreement with C. Taylor Pickett, dated as of September 1, 2004, to be our Chief Executive Officer. The term of the agreement expires on December 31, 2007.

Mr. Pickett’s current base salary is $515,000 per year, subject to increase by us and provides that he will be eligible for an annual bonus of up to 100% of his base salary based on criteria determined by the Compensation Committee of our Board of Directors.

In connection with this employment agreement, we issued Mr. Pickett 125,000 shares of our restricted common stock on September 10, 2004, which vest 33 1/3% on each of January 1, 2005, January 1, 2006, and January 1, 2007, provided Mr. Pickett continues to work for us on the applicable vesting date. Dividends are paid currently on unvested shares and a dividend equivalent per share was paid in an amount equal to the dividend per share payable to shareholders of record as of July 30, 2004. Also in connection with this employment agreement, we issued Mr. Pickett 125,000 performance restricted stock units on September 10, 2004, which vest upon our attaining $0.30 per share of common stock per fiscal quarter in ‘‘Adjusted Funds from Operations’’ (as defined in the agreement) for two (2) consecutive quarters. Dividend equivalents accrue on unvested shares and are paid if the performance restricted stock units vest. Dividend equivalents on vested performance restricted stock units are paid currently. Performance restricted stock units that have not become vested as of December 31, 2007 are forfeited.

If we terminate Mr. Pickett’s employment without ‘‘cause’’ or if he resigns for ‘‘good reason,’’ he will be entitled to payment of his cash compensation (the sum of his then current annual base salary plus average annual bonus payable based on the three completed fiscal years prior to termination of employment) for a period of three (3) years. ‘‘Cause’’ is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. ‘‘Good reason’’ is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Pickett’s employment to more than 50 miles away without his consent.

Mr. Pickett is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires. Mr. Pickett’s restricted common stock and performance restricted stock units will become fully vested upon the occurrence of Mr. Pickett’s death, disability, termination of employment without cause or resignation for good reason, or a ‘‘change in control’’ (as defined in the agreement). In the event of a change in control, severance and other change in control, benefits are grossed up to cover federal excise taxes and taxes on the gross up. If Mr. Pickett dies during the term of the employment agreement, his estate is entitled to a prorated bonus for the year of his death.

Mr. Pickett is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for one year thereafter, Mr. Pickett is obligated not to provide managerial services or management consulting services to a competing business. Competing businesses is defined to include a defined list of competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement or healthcare related real estate. In addition, during the period of employment and for one year thereafter, Mr. Pickett agrees not to solicit clients or customers with whom he had material contact or to solicit our management level or key employees. If the term of the employment agreement expires at December 31, 2007 and as a result no severance is paid, then these provisions also expire at December 31, 2007.

Daniel J. Booth Employment Agreement

We entered into an employment agreement with Daniel J. Booth, dated as of September 1, 2004, to be our Chief Operating Officer. The term of the agreement expires on December 31, 2007.

Mr. Booth’s current base salary is $317,000 per year, subject to increase by us and provides that he will be eligible for an annual bonus of up to 50% of his base salary based on criteria determined by the Compensation Committee of our Board of Directors.

In connection with this employment agreement, we issued Mr. Booth 75,000 shares of our restricted common stock on September 10, 2004, which vest 33 1/3% on each of January 1, 2005, January 1, 2006, and January 1, 2007, provided Mr. Booth continues to work for us on the applicable vesting date. Dividends are paid currently on unvested shares and a dividend equivalent per share was paid in an amount equal to the dividend per share payable to shareholders of record as of July 30, 2004. Also in connection with this employment agreement, we issued Mr. Booth 75,000 performance restricted stock units on September 10, 2004, which vest upon our attaining $0.30 per share of common stock per fiscal quarter in ‘‘Adjusted Funds from Operations’’ (as defined in the agreement) for two (2) consecutive quarters. Dividend equivalents on vested performance restricted stock units are paid currently. Performance restricted stock units that have not become vested as of December 31, 2007 are forfeited.

If we terminate Mr. Booth’s employment without ‘‘cause’’ or if he resigns for ‘‘good reason,’’ he will be entitled to payment of his cash compensation (the sum of his then current annual base salary plus average annual bonus payable based on the three completed fiscal years prior to termination of employment) for a period of two (2) years. ‘‘Cause’’ is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. ‘‘Good reason’’ is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Booth’s employment to more than 50 miles away without his consent.

Mr. Booth is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires. Mr. Booth’s restricted common stock and performance restricted stock units will become fully vested upon the occurrence of Mr. Booth’s death, disability, termination of employment without cause or resignation for good reason, or a ‘‘change in control’’ (as defined in the agreement). In the event of a change in control, severance and other change in control benefits are grossed up to cover federal excise taxes and taxes on the gross up. If Mr. Booth dies during the term of the employment agreement, his estate is entitled to a prorated bonus for the year of his death.

Mr. Booth is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for one year thereafter, Mr. Booth is obligated not to provide managerial services or management consulting services to a competing business. Competing businesses is defined to include a defined list of competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement or healthcare related real estate. In addition, during the period of employment and for one year thereafter, Mr. Booth agrees not to solicit clients or customers with whom he had material contact or to solicit our management level or key employees. If the term of the employment agreement expires at December 31, 2007 and as a result no severance is paid, then these provisions also expire at December 31, 2007.

Robert O. Stephenson Employment Agreement

We entered into an employment agreement with Robert O. Stephenson, dated as of September 1, 2004, to be our Chief Financial Officer. The term of the agreement expires on December 31, 2007.

Mr. Stephenson’s current base salary is $255,000 per year, subject to increase by us and provides that he will be eligible for an annual bonus of up to 50% of his base salary based on criteria determined by the Compensation Committee of our Board of Directors.

In connection with this employment agreement, we issued Mr. Stephenson 60,000 shares of our restricted common stock on September 10, 2004, which vest 33 1/3% on each of January 1, 2005, January 1, 2006, and January 1, 2007, provided Mr. Stephenson continues to work for us on the applicable vesting date. Dividends are paid currently on unvested shares and a dividend equivalent per share was paid in an amount equal to the dividend per share payable to shareholders of record as of July 30, 2004. Also in connection with this employment agreement, we issued Mr. Stephenson 60,000 performance restricted stock units on September 10, 2004, which vest upon our attaining $0.30 per share of common stock per fiscal quarter in ‘‘Adjusted Funds from Operation’’ (as defined in the agreement) for two (2) consecutive quarters. Dividend equivalents on vested performance restricted stock units are paid currently. Performance restricted stock units which have not become vested as of December 31, 2007 are forfeited.

If we terminate Mr. Stephenson’s employment without ‘‘cause’’ or if he resigns for ‘‘good reason,’’ he will be entitled to payment of his cash compensation (the sum of his then current annual base salary plus average annual bonus payable based on the three completed fiscal years prior to termination of employment) for a period of one and one half (1.5) years. ‘‘Cause’’ is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. ‘‘Good reason’’ is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Stephenson’s employment to more than 50 miles away without his consent.

Mr. Stephenson is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires. Mr. Stephenson’s restricted common stock and performance restricted stock units will become fully vested upon the occurrence of Mr. Stephenson’s death, disability, termination of employment without cause or resignation for good reason, or a ‘‘change in control’’ (as defined in the agreement). In the event of a change in control, severance and other change in control benefits are grossed up to cover federal excise taxes and taxes on the gross up. If Mr. Stephenson dies during the term of the employment agreement, his estate is entitled to a prorated bonus for the year of his death.

Mr. Stephenson is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for one year thereafter, Mr. Stephenson is obligated not to provide managerial services or management consulting services to a competing business. Competing businesses is defined to include a defined list of competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement or healthcare related real estate. In addition, during the period of employment and for one year thereafter, Mr. Stephenson agrees not to solicit clients or customers with whom he had material contact or to solicit our management level or key employees. If the term of the employment agreement expires at December 31, 2007 and as a result no severance is paid, then these provisions also expire at December 31, 2007.

R. Lee Crabill, Jr. Employment Agreement

We entered into an employment agreement with R. Lee Crabill, dated as of September 1, 2004, to be our Senior Vice President of Operations. The term of the agreement expires on December 31, 2007.

Mr. Crabill’s current base salary is $246,000 per year, subject to increase by us and provides that he will be eligible for an annual bonus of up to 50% of his base salary based on criteria determined by the Compensation Committee of our Board of Directors.

In connection with this employment agreement, we issued Mr. Crabill 57,500 shares of our restricted common stock on September 10, 2004, which vest 33 1/3% on each of January 1, 2005, January 1, 2006, and January 1, 2007, provided Mr. Crabill continues to work for us on the applicable vesting date. Dividends are paid currently on unvested shares and a dividend equivalent per share was paid in an amount equal to the dividend per share payable to shareholders of record as of July 30, 2004. Also in connection with this employment agreement, we issued Mr. Crabill 57,500 performance restricted stock units on September 10, 2004, which vest upon our attaining $0.30 per share of common stock per fiscal quarter in ‘‘Adjusted Funds from Operations’’ (as defined in the agreement) for two (2) consecutive quarters. Dividend equivalents on vested performance restricted stock units are paid currently. Performance restricted stock units that have not become vested as of December 31, 2007 are forfeited.

If we terminate Mr. Crabill’s employment without ‘‘cause’’ or if he resigns for ‘‘good reason,’’ he will be entitled to payment of his cash compensation (the sum of his then current annual base salary plus average annual bonus payable based on the three completed fiscal years prior to termination of employment) for a period of one and one half (1.5) years. ‘‘Cause’’ is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. ‘‘Good reason’’ is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Crabill’s employment to more than 50 miles away without his consent.

Mr. Crabill is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires. Mr. Crabill’s restricted common stock and performance restricted stock units will become fully vested upon the occurrence of Mr. Crabill’s death, disability, termination of employment without cause or resignation for good reason, or a ‘‘change in control’’ (as defined in the agreement). In the event of a change in control, severance and other change in control benefits are grossed up to cover federal excise taxes and taxes on the gross up. If Mr. Crabill dies during the term of the employment agreement, his estate is entitled to a prorated bonus for the year of his death.

Mr. Crabill is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for one year thereafter, Mr. Crabill is obligated not to provide managerial services or management consulting services to a competing business. Competing businesses is defined to include a defined list of competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement or healthcare related real estate. In addition, during the period of employment and for one year thereafter, Mr. Crabill agrees not to solicit clients or customers with whom he had material contact or to solicit our management level or key employees. If the term of the employment agreement expires at December 31, 2007 and as a result no severance is paid, then these provisions also expire at December 31, 2007.

Option Grants/SAR Grants

There were no options or stock appreciation rights (“SARs”) granted to the named executive officers during 2005.

Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table summarizes options and SARs exercised during 2005 and presents the value of unexercised options and SARs held by the named executive officers at December 31, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/ SARs at Fiscal Year-End (#) Unexercisable (U) Exercisable (E)	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($) Unexercisable (U) Exercisable (E)

C. Taylor Pickett	227,700	$2,132,285	- (U)	$- (U)
			- (E)	$- (E)

Daniel J. Booth	-	-	33,334(U)	$310,837(U)
			58,333(E)	$539,701(E)

R. Lee Crabill, Jr.	50,834	$ 548,362	- (U)	$- (U)
			- (E)	$- (E)

Robert O. Stephenson	23,438	$ 211,959	36,231(U)	$346,547(U)
			44,043(E)	$418,065(E)

Long-Term Incentive Plan

For the period from August 14, 1992, the date of commencement of our operations, through December 31, 2005, we have had no long-term incentive plans.

Equity Compensation Plan Information

The following table provides information about all equity awards under our company’s 2004 Stock Incentive Plan, 2000 Stock Incentive Plan and 1993 Amended and Restated Stock Option and Restricted Stock Plan as of December 31, 2005.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	756,606(1)	$5.46	2,904,875
Equity compensation plans not approved by security holders	—	—	—
Total	756,606(1)	$5.46	2,904,875

(1)  Reflects 211,667 shares of restricted common stock and 317,000 shares of common stock issuable upon vesting of performance restricted stock units.

Defined Benefit or Actuarial Plan

For the period from August 14, 1992, the date of commencement of our operations, through December 31, 2005, we have had no pension plans.

Compensation Committee Interlocks and Insider Participation

Thomas F. Franke, Harold J. Kloosterman, Bernard J. Korman, Edward Lowenthal and Stephen D. Plavin were members of the Compensation Committee for the year ended December 31, 2005 and during such period, there were no Compensation Committee interlocks or insider participation in compensation decisions.

COMPARISON OF CUMULATIVE TOTAL RETURN*

Among: Omega Healthcare Investors, Inc.
Hybrid REIT Index**
S&P 500 Index

	OHI INDEX	HYBRID REITS	S&P INDEX
12/31/00	100	100	100
3/31/01	57	121	88
6/30/01	80	145	93
9/30/01	87	142	80
12/31/01	161	151	88
3/31/02	140	173	88
6/30/02	202	181	77
9/30/02	153	178	63
12/31/02	100	186	69
3/31/03	61	192	66
6/30/03	140	244	77
9/30/03	205	265	79
12/31/03	254	290	88
3/31/04	301	321	90
6/30/04	284	303	91
9/30/04	310	321	90
12/31/04	346	360	98
3/31/05	328	327	96
6/30/05	391	342	97
9/30/05	431	342	101
12/31/05	397	321	103
__________

* Total return assumes reinvestment of dividends.

** The Hybrid REIT Index is published by National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), Washington, D.C. It is comprised of Hybrid REITs (REITs who both own properties and make loans to real estate owners and operators) traded on the New York Stock Exchange and the American Stock Exchange. A list of those REITs is available by request to us or NAREIT.

THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

THE REPORTS OF THE COMPENSATION COMMITTEE AND THE AUDIT COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS ABOVE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

AUDIT COMMITTEE MATTERS

The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of Omega, the audits of our financial statements, the qualifications of the public accounting firm engaged as Omega’s independent auditor to prepare and issue an audit report on our financial statements and the related internal control over financial reporting, and the performance of our independent auditors. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our company’s independent auditors. The Audit Committee’s function is more fully described in its revised charter, which the Board of Directors adopted on April 20, 2004, and reviewed and ratified on January 17, 2006, a copy of which is available on our website. The Board of Directors reviews the Audit Committee Charter annually.

The Audit Committee has three independent directors, and the Board of Directors has determined that each Audit Committee member is independent under the standards of director independence established under our corporate governance policies and the New York Stock Exchange listing requirements and is also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934. In addition, the Board of Directors has determined that Stephen Plavin is an “audit committee financial expert,” as defined by SEC rules.

Management is responsible for the preparation, presentation, and integrity of Omega’s financial statements, accounting and financial reporting principles, internal control over financial reporting, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Our company’s independent auditor, Ernst & Young LLP, is responsible for auditing and expressing opinions on the conformity of our company’s consolidated financial statements to accounting principles generally accepted in the United States, management’s assessment of our company’s internal control over financial reporting, and the effectiveness of our company’s internal control over financial reporting.

Audit Committee Report

The Audit Committee, with respect to the audit of Omega’s 2005 audited consolidated financial statements, reports as follows:

1)	The Audit Committee has reviewed and discussed Omega’s 2005 audited consolidated financial statements with Omega’s management;

2)
The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and SEC Regulation S-X, Rule 2-07, which include, among other items, matters related to the conduct of the audit of Omega’s consolidated financial statements, and the PCAOB Auditing Standard No. 2, (“An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements”);

3)
The Audit Committee has received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” (which relates to the auditor’s independence from Omega and its related entities) and has discussed with Ernst & Young LLP its independence from Omega;

4)
Based on reviews and discussions of Omega’s 2005 audited consolidated financial statements with management and discussions with Ernst & Young LLP, the Audit Committee recommended to the Board of Directors that Omega’s 2005 audited consolidated financial statements be included in our company’s Annual Report on Form 10-K;

5)
The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all service performed by, our company’s independent auditor. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. For each category of proposed service, the independent accounting firm is required to confirm that the provision of such services does not impair its independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table below were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

6)	The Committee has also reviewed the services provided by Ernst & Young LLP discussed below and has considered whether provision of such services is compatible with maintaining auditor independence.

Audit Committee of the Board of Directors

/s/ Stephen D. Plavin
/s/ Harold J. Kloosterman
/s/ Edward Lowenthal

RELATIONSHIP WITH INDEPENDENT AUDITORS

Independent Auditors

Ernst & Young LLP audited our financial statements for each of the years ended December 31, 2003, 2004 and 2005. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders at the Annual Meeting. Approval of our independent auditors is not a matter required to be submitted to stockholders; however, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Ernst & Young LLP for ratification by stockholders as a matter of good corporate practice.

Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our company’s annual financial statements for the fiscal years 2004 and 2005 and fees billed for other services rendered by Ernst & Young LLP during those periods, all of which were pre-approved by the Audit Committee.

Year Ended December 31,	2004	2005

Audit Fees	$804,000	$629,000
Audit-Related Fees	—	—
Tax Fees	7,000	—
All Other Fees	—	6,000
Total	$811,000	$635,000

Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered to our company for the audit of our company’s annual financial statements for fiscal years 2004 and 2005, the reviews of the financial statements included in our company’s Forms 10-Q for fiscal years 2004 and 2005, and services relating to securities and other filings with the SEC, including comfort letters and consents, were approximately $804,000 and $629,000, respectively. For fiscal years ended 2004 and 2005, audit fees include $417,000 and $162,000 of respective fees for the services relating to securities and other filings with the SEC. The aggregate fees billed by Ernst & Young LLP for professional services rendered to our company for the audit of the effectiveness of our company’s internal control over financial reporting related to Section 404 of the Sarbanes-Oxley Act of 2002 for fiscal years 2004 and 2005, were approximately $104,000 and $121,000, respectively.

Audit Related Fees

Ernst & Young LLP was not engaged to perform services for our company relating to employee benefit audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, or consultation concerning financial accounting and reporting standards for fiscal years 2004 and 2005.

Tax Fees

The aggregate fees billed by Ernst & Young LLP for professional services to our company relating to tax compliance, tax planning and tax advice taken as a whole were approximately $7,000 and $0 for fiscal years 2004 and 2005, respectively. Tax compliance, planning and advice includes fees billed for professional services related to federal and state tax compliance, including qualification and maintenance of our status as a real estate investment trust, and assistance related to the impact of acquisitions and divestitures on tax return preparation.

All Other Fees

The aggregate fees billed by Ernst & Young LLP for professional services to our company rendered other than as stated under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above for fiscal years 2004 and 2005 were approximately $0 and $6,000, respectively.

Determination of Auditor Independence

The Audit Committee considered the provision of non-audit services by our principal accountants and has determined that the provision of such services was consistent with maintaining the independence of Ernst & Young LLP.

Audit Committee’s Pre-Approval Policies

The Audit Committee’s current practice is to pre-approve all audit services and all permitted non-audit services to be provided to our company by our independent auditor; provided, however pre-approval requirements for non-audit services are not required if all such services: (1) do not aggregate to more than five percent of total revenues paid by us to our accountant in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee.

PROPOSAL 2 — PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR 2006

The Audit Committee has selected Ernst & Young LLP as our company’s independent auditor for the current fiscal year, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require our company’s independent auditor to be engaged, retained, and supervised by the Audit Committee, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Ernst & Young LLP for ratification by stockholders as a matter of good corporate practice. However, if the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Ernst & Young, LLP but may retain such independent auditors. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interest of Omega and its stockholders.

Information concerning Ernst & Young's services for Omega can be found beginning on page 19. The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the ratification of the selection of Ernst & Young LLP as our company’s independent auditor for the current fiscal year. The Board of Directors and the members of the Audit Committee recommend a vote FOR this proposal.

STOCKHOLDER PROPOSALS

December 28, 2006 is the date by which proposals of stockholders intended to be presented at the 2007 Annual Meeting of Stockholders must be received by us for inclusion in our proxy statement and form of proxy relating to that meeting.

In addition, our Bylaws provide that in order for business to be brought before the Annual Meeting, a stockholder must deliver or mail written notice to our Secretary at our principal executive office not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting provided, however, that if the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice must be delivered not more than 90 days prior to such Annual Meeting nor less than 60 days prior to such Annual Meeting or if later, not later than the close of business on the tenth day following the day on which the date of such meeting is publicly announced. The notice must state the stockholder’s name, address, class and number of shares of our stock and briefly describe the business to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of the stockholder and of the beneficial owner, if any, on whose behalf the proposal is made. If the stockholder intends to nominate a candidate for election as a director, in addition to the requirements set forth above, the notice should include the name of the nominee for election as a director, the age of the nominee, the nominee’s business address and experience during the past five years, the number of shares of our stock beneficially held by the nominee, and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. The notice must also include a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person pursuant to which the nominations are to be made by such stockholder, a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person named in the notice, and the consent of the nominee to serve as a director.

ANNUAL REPORT

A copy of our annual report for the year ended December 31, 2005 accompanies this proxy statement and is incorporated herein by reference. Additional copies may be obtained by writing to Robert O. Stephenson at our principal executive offices, at the address set forth below.

A copy of our annual report on Form 10-K will be provided, without charge, upon written request addressed to Mr. Stephenson at our principal executive offices at 9690 Deereco Road, Suite 100, Timonium, Maryland 21093.

Our annual report to stockholders and Form 10-K are also available on our website at www.omegahealthcare.com.

EXPENSES OF SOLICITATION

The total cost of this solicitation will be borne by us. In addition to use of the mails, proxies may be solicited by our directors, officers and regular employees of Omega personally and by telephone or facsimile. We may reimburse persons holding shares in their own names or in the names of the nominees for expenses such persons incur in obtaining instructions from beneficial owners of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our company common stock to file initial reports of ownership and reports of changes in ownership with the SEC. SEC regulations require these individuals to give us copies of all Section 16(a) forms they file.

Based solely on our review of forms that were furnished to us and written representations from reporting persons, we believe that the executive officers, directors and more than 10% stockholders complied with all filing requirements related to Section 16(a). In making these statements, we have relied on the representations of the persons involved and on copies of their reports filed with the SEC.

Code of Business Conduct and Ethics. We have adopted a written Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our directors and employees, including our chief executive officer, chief financial officer and controller. A copy of our Code of Ethics is available on our website at www.omegahealthcare.com and print copies are available upon request without charge. You can request print copies by contacting our Chief Financial Officer in writing at Omega Healthcare Investors, Inc., 9690 Deereco Road, Suite 100, Timonium, Maryland 21093 or by telephone at 410-427-1700. Any amendment to our Code of Ethics or any waiver of our Code of Ethics will be disclosed on our website at www.omegahealthcare.com promptly following the date of such amendment or waiver.

OTHER MATTERS

The Board of Directors knows of no other business that may be validly presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

/s/ C. TAYLOR PICKETT
Chief Executive Officer

April 24, 2006
Timonium, Maryland

OMEGA HEALTHCARE INVESTORS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned hereby appoints Robert O. Stephenson and Thomas H. Peterson and each of them, as proxies, each with the power to appoint his substitute to represent and to vote as designated below, all the shares of common stock of Omega Healthcare Investors, Inc. ("Omega") held of record by the undersigned on April 21, 2006 at the Annual Meeting of Stockholders to be held on May 25, 2006 or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no specification is made, this Proxy will be voted FOR:

1.	The Election of Directors
        NOMINEES:
        Bernard J. Korman and Thomas F. Franke

2.	Ratification of Independent Auditors
Ernst & Young LLP

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

SEE REVERSE SIDE

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[X] (Please mark your
votes as in this
example.)

The Directors recommend a vote "FOR" Proposal 1 and Proposal 2.

               FOR     AGAINST    ABSTAIN
1. The Election of Directors                        [   ]     [   ]     [   ]
NOMINEES:
Bernard J. Korman and Thomas F. Franke

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name here.)

2. Ratification of Independent Auditors                             [   ]             [   ]              [   ]
Ernst & Young LLP

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NOTE: Please sign exactly as your name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please check the box if you plan to attend the Annual Meeting in person.             []

SIGNATURE(S)                     DATE

NOTE:
Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This proxy will not be used if you attend the meeting in person and so request.

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